UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2018

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	333-217678	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc.

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Effective November 19, 2018, Vantage Drilling International (“Vantage”) concluded a settlement agreement with the United States Securities and Exchange Commission (the “SEC”) resolving the SEC’s investigation into possible violations of the internal accounting control provisions of the U.S. Foreign Corrupt Practices Act (“FCPA”) by its former parent company, Vantage Drilling Company, a Cayman Islands exempted company (“VDC”), and VDC’s subsidiaries (including Vantage and Vantage’s subsidiaries, the foregoing having been subsidiaries of VDC at the commencement of the investigation). As part of the settlement, which arose out of VDC’s dealings with Petroleo Brasileiro S.A., Vantage has agreed to pay $5 million. Vantage neither admitted nor denied any of the SEC’s allegations, except as to jurisdiction, which it admitted. Vantage accrued a liability for the payment in the fourth quarter of 2017. With the settlement of this matter with the SEC and the earlier decision by the United States Department of Justice to close its inquiry into Vantage and VDC without taking any action, the investigation of Vantage and VDC by the United States government for possible violations of the FCPA has formally concluded.

On November 19, 2018, the Company issued a press release announcing the above-mentioned settlement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release of Vantage Drilling International dated November 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2018

VANTAGE DRILLING INTERNATIONAL

/S/ Douglas E. Stewart
Douglas E. Stewart
Vice President, General Counsel and Corporate Secretary

3